EX-99.3

SECOND AMENDMENT TO

PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

                THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Second Amendment”) is made as of January 10, 2003 by and between ML DISTRIBUTION CENTER, LLC (“Seller”), INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC. (“Purchaser”), and SYRATECH CORPORATION (“Syratech”).

RECITALS

                A.            Seller, Purchaser, and Syratech entered into that Purchase and Sale Agreement and Joint Escrow Instructions (as amended, the “Contract”) dated as of December 13, 2002 for the purchase and sale of property located in Mira Loma, Riverside County, California, as amended by that First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of January 3, 2002 (the “Property”).

                B.            Seller, Purchaser, and Syratech wish to amend the Contract as described herein.

AGREEMENT

                For good and valuable consideration of the mutual covenants herein expressed, the parties do hereby agree to the following:

                1.             Any capitalized terms or terms with initial capitals and not defined herein shall have the same meaning as ascribed to them in the Contract.

                2.             The Closing Date, as defined in Section 7 of the Contract, is hereby changed to on or before January 15, 2003.

                3.             Except as modified hereby, the Contract shall remain unchanged and is in full force and effect, and the Parties hereto ratify and confirm the same.  Should there be any conflict between the terms and conditions of this Second Amendment and the terms and conditions of the Contract, the terms and conditions of this Second Amendment shall control.

                4.             This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same document.  A facsimile transmission of this Second Amendment bearing the signature of one or more of the parties hereto shall be deemed to be an original.  The recitals set forth above are hereby made an integral part hereof.

                IN WITNESS WHEREOF, the Parties have set their hands and seals hereto as of the day and year indicated next to their signatures.

SELLER:

ML DISTRIBUTION CENTER, LLC, a Delaware limited liability company

By:	Rauch Industries, Inc., a North Carolina corporation, its Sole Member

By:	/s/ Gregory W. Hunt
	Name:	Gregory W. Hunt
	Title:	Vice President and CFO

PURCHASER:

INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Henry D. Gregory, Jr.
	Name:	Henry D. Gregory, Jr.
	Title:	President

SYRATECH:

SYRATECH CORPORATION, a Delaware corporation

By:	/s/ Gregory W. Hunt
	Name:	Gregory W. Hunt
	Title:	Vice President and CFO